Exhibit 99.1

January 30, 2017

CDTi Appoints Peter J. Chase Chief Operating Officer

OXNARD, Calif., Jan. 30, 2017 (GLOBE NEWSWIRE) — Clean Diesel Technologies, Inc. (Nasdaq:CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, appointed Peter J. Chase as Chief Operating Officer effective today, January 30, 2017. He will report to CEO Matthew Beale.

“We are excited to have Peter join CDTi as we continue to execute on our plan to become the leading provider of emission control technology to the global automotive market,” stated Beale. “Peter is a proven operations leader and strategist with a track record of success in driving manufacturing efficiencies and new product introductions in a demanding OEM environment. He has extensive experience delivering highly engineered solutions to automotive customers in our key markets of North America, China and India. Peter’s skill set is an excellent fit with CDTi’s operational and commercial focus as the Company begins to capitalize on its investments in product and customer relationships during a pivotal 2017 and beyond.”

Mr. Chase commented, “CDTi is making significant progress in its international and domestic growth initiatives. I am excited to support its achievement of the tremendous opportunities ahead of it.”

Mr. Chase, 49, has more than 25 years of experience in the automotive and industrial engine industries. Since 2005, he has served in key positions at IMPCO Technologies, Inc., now a division of Nasdaq-listed Westport Fuel Systems, including Director of Engineering, COO, Executive Vice President, Operations and Strategy, and most recently as General Manager. From 2004 to 2005, Mr. Chase was a Senior Engineer (Automotive) at Cummins Engine Company Australia, and from 2002 to 2004 he was Specialist Engineer at General Motors Holden, Australia. From 1999 to 2002, he was the Director of Engineering - GFP Division, at IMPCO Technologies, Inc. in the US and from 1997 to 1999, Technical Services Manager at IMPCO Technologies (Australia) Pty. Ltd. He served as Product Manager, Business/Product Planning at Perkins Engines (Peterborough) Ltd. in the United Kingdom from 1995 to 1997; as Project Manager at the Gas and Fuel Corporation of Victoria in Australia from 1992 to 1995; and as Research and Development Engineer at NGV Australia from 1990 to 1992. Mr. Chase hold a degree in Mechanical Engineering from the University of Melbourne, Australia.

About CDTi

CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Forward-Looking   Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the acceleration of the Company’s business transformation into an advanced materials company, the conversion of outstanding indebtedness into common stock, global trends in the automotive and heavy duty diesel markets, the Company’s future financial performance, and the performance of the Company’s technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l) obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals; (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com / cmattison@lhai.com

Source: Clean Diesel Technologies, Inc.